Exhibit 1.1

LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

$400,000,000

2.375% Senior Notes Due 2031

UNDERWRITING AGREEMENT

Dated: August 16, 2021

LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

$400,000,000

2.375% Senior Notes Due 2031

UNDERWRITING AGREEMENT

August 16, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

550 South Tryon Street Charlotte, North Carolina 28202

as Representatives of the several Underwriters

Ladies and Gentlemen:

Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with J.P. Morgan Securities LLC (“J.P. Morgan”), Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any Underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan and Wells Fargo are acting as representatives (in such capacity, the “Representatives”) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth Schedule I of $400,000,000 aggregate principal amount of the Company’s 2.375% Senior Notes Due 2031 (the “Securities”). The Securities are to be issued pursuant to an Indenture dated as May 9, 2014, as supplemented by the Third Supplemental Indenture, to be executed on and dated as of the Closing Date (as defined below) (collectively, the “Indenture”), between the Company, certain subsidiaries of the Company signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Securities pursuant to the terms of this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), an automatic shelf registration statement on Form S-3ASR (File No. 333-253297), each of which became effective upon filing, covering the Securities and certain other securities of the Company. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in a prospectus and such related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of execution of this Agreement and any preliminary prospectuses that form a part thereof is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), as supplemented by its Interactive Data Electronic Applications system.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of, or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of, or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, as of the time at which such representation, warranty or agreement is made.

SECTION 1. Representations and Warranties.

(a)                     Representations and Warranties by the Company. The Company hereby represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time (as defined below), and as of the Closing Date referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(1)                The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including any prospectus or prospectuses filed as part of the Registration Statement at the time it originally became effective or any amendment thereto), complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission through EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), each preliminary prospectus issued at or prior to the Applicable Time and the information included on Schedule III hereto all considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:40 p.m. (Eastern time) on August 16, 2021 or such other time as agreed by the Company and the Representatives. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show” (as defined in Rule 433(h)) that is not required to be filed with the Commission pursuant to Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, or did not, does not and will not include or, when considered together with the Registration Statement, the Disclosure Package and the Prospectus all amendments and supplements thereto, will not include an untrue statement of material fact or did not, does not or will not omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at such time, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or on behalf of any of the Underwriters expressly for use therein (the “Underwriters’ Information”). The parties acknowledge and agree that the Underwriters’ Information consists solely of the following information: (i) the names of the Underwriters on the cover page and the back cover page of the Prospectus, (ii) the second, fourth, sixth and seventh paragraphs under “Underwriting” on page S-38, and (iii) the third sentence of the eighth paragraph under “Underwriting” on page S-38.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as of such dates, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2)                At the time of the filing of the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(3)                The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any Subsidiary of a character required to be disclosed that are not so described therein as required; all agreements between the Company or any Subsidiary and third parties expressly referenced in the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company or any Subsidiary required to be described in the Registration Statement, Disclosure Package and the Prospectus that have not been so described as required.

(4)                Deloitte & Touche LLP, which audited the financial statements and supporting schedules of the Company and its Subsidiaries for its fiscal years ended December 31, 2020, 2019 and 2018, which are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act, 1934 Act Regulations and the Public Company Accounting Oversight Board (“PCAOB”).

(5)                The financial statements of the Company and its Subsidiaries, together with the related schedules and notes thereto (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, except as disclosed therein and that unaudited financial statements may not contain all footnotes required by GAAP and subject, in the case of unaudited financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations which are not so included or incorporated. If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated Subsidiaries, and the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus which is not so included or incorporated. Any non-GAAP financial measures, as defined under Regulation G of the 1934 Act (“Regulation G”), included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The ratio of earnings to fixed charges contained in the Registration Statement, the Disclosure Package and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K. The Company’s interactive data in extensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(6)                Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company or its Subsidiaries that are material with respect to the Company and its Subsidiaries, considered as one enterprise, and (C) except as disclosed in the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(7)                The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(8)                Exhibit 21 of the Company’s most recent Annual Report on Form 10-K, attached hereto as Schedule IV (which may be modified from time to time by the Company upon notice to the Underwriters in writing on or prior to the date hereof) is a true, correct and complete list, as of the date hereof, of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “ Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary and including each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X.

(9)                Each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, partnership, trust or other) to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each other Subsidiary owned by the Company, directly or through Subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except (i) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (ii) where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated hereby and the application of the net proceeds received by the Company from the sale of the Securities, the Company owns the sole general partnership interest and a majority of the limited partnership interests in Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”).

(10)          The issuance and sale of the Securities hereunder has been duly authorized by all appropriate action of the Company and when the Securities have been delivered and paid for in accordance with this Agreement and the Indenture and the Securities have been duly authenticated by the Trustee on the Closing Date, such Securities will be, validly issued.

(11)          The Indenture has been duly authorized by the Company, and when the Third Supplemental Indenture is duly executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “1939 Act”).

(12)  Except as described in the Disclosure Package and the Prospectus or as provided herein, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

(13)          Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

(14) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Securities and the due execution, delivery and performance of the Indenture, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange (“NYSE”) and state securities laws.

(15) Neither the execution, delivery and performance of this Agreement, the Indenture, nor the issuance and sale of the Securities will result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their Properties (as defined below), or (ii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary is bound or to which any of the Properties of the Company or any Subsidiary is subject, or (iii) the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company or any Subsidiary. The Company has full power and authority to authorize, issue, sell and deliver their respective Securities as contemplated by this Agreement.

(16) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(17) Except as described in the Disclosure Package and the Prospectus, the Company, its Subsidiaries, and the joint ventures in which the Company and its Subsidiaries have an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company or any applicable Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries hold any leased real or personal property leased by them under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(18) The Company and its Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Registration Statement, the Disclosure Package and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(19) No labor dispute with the employees of the Company or any other Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(20)  The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, the material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property as being owned or licensed by them and which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property as licensed to the Company or the Subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not be reasonably likely to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any Subsidiary infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and the Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company or any Subsidiary is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or such Subsidiary, as applicable. None of the Intellectual Property or material technology (including information technology and outsourced arrangements) owned or employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any material contractual obligation binding on the Company or the relevant Subsidiary or, to the knowledge of the Company, otherwise in material violation of the rights of any persons.

(21)  Except as (x) otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or (y) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company and its Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company, nor any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any Subsidiary; or that the Company or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company and its Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries.

(22) Except as described in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective Properties that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Securities; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

(23) The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any of its Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company or any of its Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(24) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(25)  The Company and its Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (B) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (B) where such breach, default or event would not have a Material Adverse Effect.

(26) Each of the Company and its Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company or any Subsidiary, nor, to the knowledge of the Company, is any tax deficiency likely to be asserted against the Company or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

(27) Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable year ending December 31, 2021 or future years.

(28) Each of the Company and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(29) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiary to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(30) The Company and its affiliates have not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any written offering materials in connection with the offer and sale of the Securities other than (i) the Registration Statement, (ii) the Prospectus and (iii) the Issuer General Use Free Writing Prospectuses set forth on Schedule II hereto, if any.

(31) None of the entities that prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiary, and none of their trustees, managers, officers or employees is connected with the Company or any Subsidiary of the Company as a promoter, selling agent, voting trustee, officer or employee.

(32) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time.

(33) The Company is in material compliance with the current listing standards of the NYSE and has made all material required filings and/or certifications to the NYSE on a timely basis.

(34) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the 1934 Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the 1934 Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(35) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and any of the Company’s Quarterly Reports on Form 10-Q filed subsequent to such Annual Report, each of which is incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes, or will when filed accurately and fully describe, in each case in all material respects: (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(36) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(37) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, except as disclosed in the Disclosure Package and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such control over financial reporting.

(38) Neither the Company’s nor any Subsidiary’s performance of its respective obligations under its joint venture agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or a Subsidiary will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Subsidiary; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Subsidiary is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, would not have a Material Adverse Effect.

(39)  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained or incorporated by reference in the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(40) The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of applicable law.

(41) None of the Company, its Subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or any other unlawful payment or benefit. The Company and its Subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(42) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(43) None of the Company, its Subsidiaries or its trustees, directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company and the Subsidiaries will not directly or indirectly use the proceeds from the sale of the Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(44) Except as set forth in the Company’s financial statements, each of the Company, the and its Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) or Section 4975 of the Code.

(45) Any statistical and market-related data included in the Registration Statement, Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(46)  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriters or any of their affiliates.

(47)  All of the information provided pursuant to this Agreement, if any, to the Underwriters or to counsel for the Underwriters by the Company, its officers and trustees and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and NASD Conduct Rule 2720 is true, complete and correct in all material respects. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

(48)  Neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(49)  Except as otherwise disclosed in the Prospectus, the Company and the Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or such Subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and the Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or the Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by either the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(50)  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or trustee of the Company that is was false or misleading.

(51)  The Company and the Subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or any other piece of information that reasonably allows for the identification of such natural person or his or her family. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(52)  The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary, to the knowledge of the Company: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law

(b)         Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or any Subsidiary to the Underwriters as to the matters covered thereby.

SECTION 2. The Sale and Delivery to Underwriters; Closing.

(a)         Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule I (the “Purchase Price”), the Securities in the respective amounts set forth opposite the names of the Underwriters listed on Schedule I hereto. The Underwriters hereby acknowledge that they propose to resell all of the Securities.

(b)         Payment. Payment of the Purchase Price for, and delivery of certificates for, the Securities shall be made at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on August 30, 2021, unless postponed to such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Payment shall be made to the Company by wire transfer of immediately available funds to bank account(s) designated by the Company against delivery to the Representatives of the Securities to be purchased by the Underwriters. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. Each Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)         Denominations; Registration. Certificates for the Securities, shall be in such denominations ($2,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The certificates for the Securities will be made available for examination and packaging by the Representatives in the City of New York not later than noon (New York time) on the business day prior to the Closing Date.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)         Compliance with Securities Regulations and Commission Requests. Prior to the Closing Date, the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Underwriters, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)         Filing of Amendments and 1934 Act Documents. Prior to the Closing Date, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Underwriters notice of its intention to make any such filing from the execution of this Agreement to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)         Delivery of Registration Statements. Upon request, the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of such Registration Statement and each amendment thereto furnished to the Underwriters and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)         Delivery of Prospectuses. The Company will deliver to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sales of the Securities (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)         Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the case of any Prospectus in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have any such amendment to the Registration Statement declared effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs, prior to the completion of the distribution of the Securities by the Underwriters, an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or, together with the Registration Statement, the Disclosure Package and Prospectus, taken as a whole, included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters, and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)          Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Representative agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission; provided that the prior written consent of the Representatives or the Company, as the case may be, shall be deemed to have been given in respect of any Issuer General Use Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Representatives or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)         Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)         Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)          DTCC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(k)        Restriction on Sale of Securities. During a period from the date of the Prospectus through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, issue, contract to sell or issue, grant any option, right or warrant to transfer or dispose of any (i) Securities, (ii) any debt securities issued or guaranteed by the Company or any of its Subsidiaries and having a tenor of more than one year or (iii) any securities convertible into or exchangeable or exercisable for any such debt securities. The foregoing sentence shall not apply to the Securities to be sold hereunder, or any repurchase or exchange of either the Company’s 4.25% Convertible Guaranteed Notes due 2023, or the Company’s 4.40% Senior Notes due 2024, including for other Securities.

(l)           Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)       Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(n)         REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(o)         Company Not an “Investment Company”. The Company is familiar with the 1940 Act and will in the future conduct its and each of its Subsidiaries’ affairs in such a manner so as to reasonably ensure that the Company and each Subsidiary will not be an “investment company” as such term is defined in the 1940 Act.

(p)         No Price Stabilization or Manipulation. The Company will not, directly or indirectly, and will use its best efforts to cause its officers, trustees and affiliates not to, prior to the completion of the distribution of the Securities by the Underwriters contemplated by this Agreement, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Securities.

SECTION 4. Payment of Expenses.

(a)          Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, the Prospectus, and such other documents as may be required in connection with the offering, purchase, sale issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters and any charges of DTCC in connection therewith, including any taxes payable upon the sale, issuance or delivery of the Securities (other than taxes on the income or commissions of the Underwriters) to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors to the Company (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters), (vi) the delivery to the Underwriters of copies of the Prospectus, any amendments or supplements thereto, the final Term

Sheet, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities, and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 1(a).

(b)         Termination of Agreement . If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(m) or Section 9(a) (other than due to the failure to satisfy any conditions therein due to events set forth in Sections 9(a)(ii), (iv), (v) and (vi) or Section 9(a)(i) or Section 9(a)(iii) hereof (other than due to events set forth in Sections 9(a)(ii), (iv), (v) and (vi)), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder will be subject to the accuracy and completeness of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)         No Stop Orders; Filing of Prospectus. The Registration Statement has become effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

(b)         No Material Adverse Change. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(c)         Opinions of Counsel for Company. Paul Hastings LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, their negative assurance letter and their written tax opinion, each dated the Closing Date, addressed to the Underwriters, including customary opinions and in a form reasonably acceptable to the Underwriters. Venable LLP, Maryland counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, its written opinion, dated the Closing Date, and addressed to the Underwriters, including customary opinions and in a form reasonably acceptable to the Underwriters.

(d)         Opinion of Counsel for Underwriters. At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Goodwin Procter LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably request. In giving such opinion, Goodwin Procter LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP referred to in Section 5(c) above.

(e)         Officers’ Certificate. At the Closing Date, the Underwriters shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, substantially in the form of Exhibit A, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the Disclosure Package, as of the Applicable Time, or the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          CFO Certificate. At the execution of this Agreement, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, substantially in the form of Exhibit B.

(g)         Bring-down CFO Certificate. At the Closing Date, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company, dated as of the Closing Date, in which the Chief Financial Officer reaffirms the statements made in the certificate delivered pursuant to Section 5(f) above.

(h)         Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP, a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i)           Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from Deloitte & Touche LLP, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letters furnished pursuant to Section 5(h) above, except that the “specified date” referred to shall be a date not more than one business day prior to the Closing Date.

(j)          Indenture. At the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture (in the form and substance reasonably satisfactory to the Representatives), and the Indenture shall be in full force and effect.

(k)         Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)           Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(m)       Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 12, 13 and 16 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)         Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each of the Underwriters, their respective officers and employees, their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), their respective selling agents and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred,

arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(3)                against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), which information is described in Section 1(a)(1) hereof.

(b)         Indemnification of Company, Trustees and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Underwriters expressly for use therein, which information is described in Section 1(a)(1) hereof.

(c)         Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party for the fees and expenses of counsel in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total net proceeds received by the Underwriters from the resale of the Securities (after deducting the Purchase Price paid by the Underwriters to the Company for the Securities), in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriters’ Affiliates and selling agents shall have the same rights to contribution as the Underwriters, and each trustee of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive . All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, (i) regardless of any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, or any person controlling the Underwriters, any officers or trustees of the Company or any person controlling the Company and (ii) shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a)         Termination. The Underwriters in their absolute discretion may terminate this Agreement, by notice to the Company, as herein specified at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities as contemplated by the Disclosure Package, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)         Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 10, 12, 13 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by the Underwriters.

(a)         If any Underwriter or Underwriters shall fail at the Closing Date to purchase the Securities which it is obligated to purchase under this Agreement, and if the Securities with respect to which such failure to purchase relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make.

(b)         In the event the aggregate number of Default Securities exceeds 10% of the number of Securities, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter who so agrees) to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such default the Representatives do not arrange for the purchase of the Default Securities as provided in this Section 10, or this Agreement, with no liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6, 7, 8 and 9) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and the Company for damages occasioned by its default hereunder.

(c)         In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of the Underwriters’ counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

SECTION 11. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor (fax no. (212) 834-6081), and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com, in each case, with a copy to (which shall not constitute notice) Goodwin Procter, LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Mark Schonberger, Esq. Notices to the Company shall be directed to them c/o Lexington Realty Trust, 12A Beech Hill Road, Lloyd Harbor, NY 11743, Attention: Joseph S. Bonventre, Esq., General Counsel, with a copy to (which shall not constitute notice) Paul Hastings LLP, 1170 Peachtree Street, N.E. Suite 100, Atlanta, GA 30309, Attention: Elizabeth Noe, Esq., fax no: (404) 685-5287.

The Company shall be entitled to act and rely upon the request, consent notice or agreement given or made on behalf of the Underwriters by the Representatives.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

SECTION 14. Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Absence of Fiduciary Relationship. The Company hereby acknowledges and agrees that:

(a)         the Underwriters are acting solely as underwriters in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and each Underwriter, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriters have advised or are advising the Company on other matters, and the Underwriters do not have any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)         it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)         in connection with each transaction contemplated by this Agreement and the process leading to such transactions, the Underwriters are and have been acting solely as principals and not as fiduciaries, advisors or agents of the Company, its Subsidiaries or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(d)         the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and any review by any Representative or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions, will be performed solely for the benefit of such Representative or such Underwriter, and shall not be on behalf of the Company or any other person;

(e)        it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters do not have any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)          it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of the Company.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If a section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)         For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By: /s/ Joseph Bonventre

Name: Joseph Bonventre

Title: Executive Vice President

[Signature Page to Underwriting Agreement]

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

J.P. MORGAN SECURITIES LLC

By: /s/ Stephen L. Sheiner
Name: Stephen L. Sheiner

Title: Executive Director

WELLS FARGO SECURITIES, LLC

By: /s/ Carolyn Hurley
Name: Carolyn Hurley

Title: Managing Director

Schedule I

UNDERWRITERS	PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED
J.P. Morgan Securities LLC	$94,000,000
Wells Fargo Securities, LLC	94,000,000
BofA Securities, Inc.	26,000,000
KeyBanc Capital Markets Inc.	26,000,000
PNC Capital Markets LLC	26,000,000
Regions Securities LLC	26,000,000
TD Securities (USA) LLC	26,000,000
U.S. Bancorp Investments, Inc.	26,000,000
Mizuho Securities USA LLC	14,000,000
Stifel, Nicolaus & Company, Incorporated	14,000,000
Truist Securities, Inc.	14,000,000
FHN Financial Securities Corp.	7,000,000
Samuel A Ramirez & Company, Inc.	7,000,000

Total	$400,000,000

The offering price of the Securities shall be 99.758% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The purchase price to be paid by the Underwriters for the Securities shall be 99.108% of the principal amount thereof.

The interest rate on the Securities shall be 2.375% per annum.

See Final Pricing Term Sheet in Schedule III for additional terms.

Schedule II

Issuer General Use Free Writing Prospectuses

Final Pricing Term Sheet, dated August 16, 2021, included as Schedule III.

Schedule III

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

August 16, 2021 and the Prospectus dated February 19, 2021

Registration No. 333-253297

LEXINGTON REALTY TRUST

Pricing Term Sheet

Dated August 16, 2021

This pricing term sheet supplements Lexington Realty Trust’s preliminary prospectus supplement, dated August 16, 2021 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to the offering of the Notes, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars. Unless the context otherwise requires, references to “Issuer” or “we” in this pricing term sheet mean Lexington Realty Trust and not its subsidiaries.

Terms applicable to

$400,000,000 2.375% Senior Notes due 2031

Issuer:	Lexington Realty Trust

Ratings (Moody’s / S&P / Fitch):*	Baa2 / BBB- / BBB

Title of Securities:	2.375% Senior Notes due 2031

Principal Amount Offered:	$400,000,000

Trade Date:	August 16, 2021

Settlement Date:	August 30, 2021 (T+10)

Final Maturity Date:	October 1, 2031

Interest Payment Dates:	Semi-annually each April 1 and October 1, commencing April 1, 2022 (long first coupon)

Benchmark Treasury:	1.250% due August 15, 2031

Benchmark Treasury Price / Yield:	99-31+ / 1.252%

Spread to Benchmark Treasury:	T+115 bps

Yield to Maturity:	2.402%

Coupon:	2.375%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Public Offering Price:	99.758% of the principal amount

Gross Proceeds:	$399,032,000

Optional Redemption:	Make-Whole call at Treasury plus 20 basis points

Joint Book-Running Managers:	J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
BofA Securities, Inc.
KeyBanc Capital Markets Inc.
PNC Capital Markets LLC
Regions Securities LLC
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Mizuho Securities USA LLC
Stifel, Nicolaus & Company, Incorporated
Truist Securities, Inc.

Co-Managers:	FHN Financial Securities Corp.
Samuel A Ramirez & Company, Inc.

CUSIP / ISIN:	529537AA0 / US529537AA08

Form of Offering:	SEC Registered (Registration Nos. 333-253297)

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect that delivery of the notes will be made to investors on or about August 30, 2021, which will be the 10th business day following the date of this prospectus supplement (such settlement being referred to as ‘‘T+10’’). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next nine succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including a preliminary prospectus supplement and a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the base prospectus in that registration statement (including the documents incorporated by reference therein) for more complete information about the Issuer and this offering. You may download the preliminary prospectus supplement and the base prospectus (including the documents incorporated by reference therein) for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from (i) J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or (ii) Wells Fargo Securities, LLC toll free at 1-800-645-3751.

Schedule IV

Subsidiaries

Name	Jurisdiction of Organization
ACQUIPORT LAURENS LLC	DE
ACQUIPORT WINCHESTER LLC	DE
ATL FAIRBURN JV, LLC	DE
BATTIN CORP.	CT
BSH LESSEE GP LLC	DE
CHADAN MANAGER LLC	NY
CTO ASSOCIATES LIMITED PARTNERSHIP	MD
FARRAGUT REMAINDER III, L.L.C.	NJ
GENERAL CLARK STREET ASSOCIATES III, LLC	DE
JERMOR ASSOCIATES LIMITED PARTNERSHIP	CT
LEGACYPARK DISTRIBUTION NO. 2, LLC	DE
LEGACYPARK DISTRIBUTION NO. 3, LLC	DE
LEPERCQ CORPORATE INCOME FUND L.P.	DE
LEX ANNISTON GP LLC	DE
LEX ANNISTON L.P.	DE
LEX ATLANTA AP GP LLC	DE
LEX ATLANTA AP L.P.	DE
LEX ATLANTA UCP GP LLC	DE
LEX ATLANTA UCP L.P.	DE
LEX AV DUNCAN 1 LLC	DE
LEX BINGEN GP LLC	DE
LEX BINGEN L.P.	DE
LEX BM GOODYEAR GP LLC	DE
LEX BM GOODYEAR L.P.	DE
LEX BYHALIA MC GP LLC	DE
LEX BYHALIA MC L.P.	DE
LEX CANTON MS GP LLC	DE
LEX CANTON MS L.P.	DE
LEX CARROLLTON GP LLC	DE
LEX CARROLLTON L.P.	DE
LEX CHANDLER (3405 SMR) LLC	DE
LEX CHANDLER (3405 SMR) 1031 LLC	DE
LEX CHESTER LLC	DE
LEX CHILLICOTHE GP LLC	DE
LEX CHILLICOTHE L.P.	DE
LEX CHILLICOTHE II GP LLC	DE
LEX CHILLICOTHE II L.P.	DE
LEX CLEVELAND TN LLC	DE
LEX DALLAS GP LLC	DE

Name	Jurisdiction of Organization
LEX DALLAS L.P.	DE
LEX EDWARDSVILLE GP LLC	DE
LEX EDWARDSVILLE L.P.	DE
LEX EDWARDSVILLE GP II LLC	DE
LEX EDWARDSVILLE II L.P.	DE
LEX FAIRBURN, LLC	DE
LEX FAIRBURN MANAGER LLC	DE
LEX GOODYEAR GP LLC	DE
LEX GOODYEAR L.P.	DE
LEX GOODYEAR II GP LLC	DE
LEX GOODYEAR II L.P.	DE
LEX GOODYEAR (17510 WTR) LLC	DE
LEX GP HOLDING LLC	DE
LEX GP-1 TRUST	DE
LEX GRAND PRAIRIE GP LLC	DE
LEX GRAND PRAIRIE L.P.	DE
LEX GREER GP LLC	DE
LEX GREER L.P.	DE
LEX HOUSTON GP LLC	DE
LEX HOUSTON L.P.	DE
LEX HOUSTON II GP LLC	DE
LEX HOUSTON II L.P.	DE
LEX HUTCHINS GP LLC	DE
LEX HUTCHINS L.P.	DE
LEX JACKSON GP LLC	DE
LEX KANSAS CITY GP LLC	DE
LEX KANSAS CITY L.P.	DE
LEX LAFAYETTE GP LLC	DE
LEX LAFAYETTE L.P.	DE
LEX LAKELAND 1031 LLC	DE
LEX LAKELAND LLC	DE
LEX LANCASTER 1031 LLC	DE
LEX LANACASTER L.P.	DE
LEX LANCASTER GP LLC	DE
LEX LAS VEGAS L.P.	DE
LEX LAS VEGAS GP LLC	DE
LEX LEBANON L.P.	DE
LEX LEBANON GP LLC	DE
LEX LP-1 TRUST	DE
LEX LEWISBURG LLC	DE
LEX MIAMI LAKES GP LLC	DE

Name	Jurisdiction of Organization
LEX MIAMI LAKES L.P.	DE
LEX MINOOKA I LLC	DE
LEX MINOOKA I 1031 LLC	DE
LEX MINOOKA II LLC	DE
LEX MINOOKA III LLC	DE
LEX MISSOURI CITY GP LLC	DE
LEX MISSOURI CITY L.P.	DE
LEX MORGAN LAKES LLC	DE
LEX NORTHLAKE L.P.	DE
LEX NORTHLAKE GP LLC	DE
LEX NORTHLAKE 17505 L.P.	DE
LEX NORTHLAKE 17505 GP LLC	DE
LEX OB HB GP LLC	DE
LEX OB HB L.P.	DE
LEX OB SEP GP LLC	DE
LEX OB SEP L.P.	DE
LEX OCALA LLC	DE
LEX OCDES IV LLC	DE
LEX OPELIKA II GP LLC	DE
LEX OPELIKA II L.P.	DE
LEX PASADENA GP LLC	DE
LEX PASADENA L.P.	DE
LEX PASADENA II GP LLC	DE
LEX PASADENA II L.P.	DE
LEX PELICAN GP LLC	DE
LEX PELICAN L.P.	DE
LEX PHOENIX ASSOC LLC	DE
LEX PN CINCY I LLC	DE
LEX PN CINCY II LLC	DE
LEX PN CINCY III LLC	DE
LEX RANTOUL GP LLC	DE
LEX RANTOUL L.P.	DE
LEX RICKENBACKER LLC	DE
LEX ROMEOVILLE GP LLC	DE
LEX ROMEOVILLE L.P.	DE
LEX ROMULUS GP LLC	DE
LEX ROMULUS L.P.	DE
LEX SAN AN GP LLC	DE
LEX SAN AN L.P.	DE
LEX SAVANNAH (1004 TCP) LLC	DE
LEX SAVANNAH DF I GP LLC	DE

Name	Jurisdiction of Organization
LEX SAVANNAH DF I L.P.	DE
LEX SAVANNAH DF II GP LLC	DE
LEX SAVANNAH DF II L.P.	DE
LEX SHREVEPORT GP LLC	DE
LEX SHREVEPORT L.P.	DE
LEX SHREVEPORT II GP LLC	DE
LEX SHREVEPORT II L.P.	DE
LEX SMYRNA GP LLC	DE
LEX SPARTANBURG (1021 TLD) LLC	DE
LEX SPARTANBURG (1021 TLD) 1031 LLC	DE
LEX SPARTANBURG GP LLC	DE
LEX SPARTANBURG L.P.	DE
LEX-SPRINGING MEMBER LLC	DE
LEX SUNCAP HP GP LLC	DE
LEX SUNCAP HP L.P.	DE
LEX TOLLESON GP LLC	DE
LEX TOLLESON L.P.	DE
LEX WARREN GP LLC	DE
LEX WARREN L.P.	DE
LEX WESTRIDGE PKWY GP LLC	DE
LEX WESTRIDGE PKWY L.P.	DE
LEX WESTRIDGE PKWY II GP LLC	DE
LEX WESTRIDGE PKWY II L.P.	DE
LEX WHITESTOWN GP LLC	DE
LEX WHITESTOWN L.P.	DE
LEX WINCHESTER GP LLC	DE
LEX WINCHESTER L.P.	DE
LEX WINCHESTER II LLC	DE
LEXINGTON ACQUIPORT COMPANY LLC	DE
LEXINGTON ACQUIPORT COMPANY II LLC	DE
LEXINGTON AMERICAN WAY LLC	DE
LEXINGTON ANTIOCH LLC	DE
LEXINGTON ARLINGTON L.P.	DE
LEXINGTON ARLINGTON MANAGER LLC	DE
LEXINGTON BRISTOL L.P.	DE
LEXINGTON BRISTOL GP LLC	DE
LEXINGTON CHESTER INDUSTRIAL LLC	SC
LEXINGTON CHESTER MANAGER LLC	DE
LEXINGTON DISSOLVED LLC	DE
LEXINGTON DRY RIDGE CORP.	DE
LEXINGTON DULLES LLC	DE

Name	Jurisdiction of Organization
LEXINGTON DULLES MANAGER LLC	DE
LEXINGTON DUNCAN L.P.	DE
LEXINGTON DUNCAN MANAGER LLC	DE
LEXINGTON DUNCAN II GP LLC	DE
LEXINGTON DUNCAN II L.P.	DE
LEXINGTON DURHAM LLC	DE
LEXINGTON DURHAM LIMITED PARTNERSHIP	DE
LEXINGTON ELIZABETHTOWN 730 CORP.	DE
LEXINGTON ELIZABETHTOWN 750 CORP.	~~DE~~
LEXINGTON FORT MILL II LLC	DE
LEXINGTON FORT MILL LLC	DE
LEXINGTON GEARS L.P.	DE
LEXINGTON GEARS MANAGER LLC	DE
LEXINGTON HONOLULU L.P.	DE
LEXINGTON HONOLULU MANAGER LLC	DE
LEXINGTON HOPKINSVILLE CORP.	DE
LEXINGTON KALAMAZOO L.P.	DE
LEXINGTON KALAMAZOO MANAGER LLC	DE
LEXINGTON LION PLYMOUTH GP LLC	DE
LEXINGTON LION PLYMOUTH L.P.	DE
LEXINGTON MARSHALL MS GP LLC	DE
LEXINGTON MARSHALL MS L.P.	DE
LEXINGTON MILLINGTON LLC	DE
LEXINGTON MINNEAPOLIS LLC	DE
LEXINGTON MISSION L.P.	DE
LEXINGTON MISSION MANAGER LLC	DE
LEXINGTON MLP SHREVEPORT L.P.	DE
LEXINGTON MLP SHREVEPORT MANAGER LLC	DE
LEXINGTON OC LLC	DE
LEXINGTON OWENSBORO CORP.	DE
LEXINGTON PHILADELPHIA TRUST	DE
LEXINGTON REALTY ADVISORS INC.	DE
LEXINGTON SHELBY L.P.	DE
LEXINGTON SHELBY GP LLC	DE
LEXINGTON SIX PENN LLC	DE
LEXINGTON STREETSBORO LLC	DE
LEXINGTON TAMPA L.P.	DE
LEXINGTON TAMPA GP LLC	DE
LEXINGTON TNI ERWIN L.P.	DE
LEXINGTON TNI ERWIN MANAGER LLC	DE
LEXINGTON TNI WESTLAKE L.P.	DE

Name	Jurisdiction of Organization
LEXINGTON TNI WESTLAKE MANAGER LLC	DE
LEXINGTON WALL L.P.	DE
LEXINGTON WALL LLC	DE
LEXINGTON WILSONVILLE L.P.	DE
LEXINGTON WILSONVILLE GP LLC	DE
LMLP GP LLC	DE
LOMBARD STREET LOTS, LLC	MD
LRA FAIRBURN, LLC	DE
LRA MANAGER CORP.	DE
LRA TEXAS GENERAL PARTNER LLC	DE
LRA TEXAS L.P.	DE
LSAC CROSSVILLE LLC	DE
LSAC GENERAL PARTNER LLC	DE
LSAC MORRIS COUNTY L.P.	DE
LSAC MORRIS COUNTY MANAGER LLC	DE
LSAC OPERATING PARTNERSHIP L.P.	DE
LXP CAPITAL TRUST I	DE
LXPDK GP LLC	DE
LXP MANAGER CORP.	DE
MORGAN LAKES INDUSTRIAL IX, LLC	GA
NET 1 HENDERSON L.P.	DE
NET 1 PHOENIX L.L.C.	DE
NET 2 COX LLC	DE
NET LEASE STRATEGIC ASSETS FUND L.P.	DE
NEWKIRK GP LLC	DE
NEWKIRK MLP UNIT LLC	DE
NEWKIRK ORPER GP LLC	DE
NEWKIRK ORPER L.P.	DE
NEWKIRK SEGUINE GP LLC	DE
NEWKIRK SEGUINE L.P.	DE
NEWKIRK SYRCAR LLC	DE
NEWKIRK WALANDO GP LLC	DE
NEWKIRK WALANDO L.P.	DE
NNN OFFICE JV L.P.	DE
NK-CINN HAMILTON PROPERTY LLC	DE
NK-GLENWILLOW PROPERTY LLC	DE
NK-LOMBARD STREET MANAGER LLC	DE
NK-LUMBERTON PROPERTY L.P.	DE
NK-LUMBERTON PROPERTY MANAGER LLC	DE
NK-MCDONOUGH PROPERTY LLC	DE
NK-ODW/COLUMBUS PROPERTY LLC	DE

Name	Jurisdiction of Organization
NK-REMAINDER INTEREST LLC	DE
NK-ROCKFORD PROPERTY LLC	DE
NK-STATESVILLE PROPERTY L.P.	DE
NK-STATESVILLE PROPERTY MANAGER LLC	DE
NLSAF LP1 LLC	DE
NLSAF MARSHALL GP LLC	DE
NLSAF MARSHALL L.P.	DE
NLSAF MCDONOUGH L.P.	DE
NLSAF MCDONOUGH MANAGER LLC	DE
PHOENIX HOTEL ASSOCIATES LIMITED PARTNERSHIP	DE
RAZAR MANAGER LLC	CT
SIX PENN CENTER ASSOCIATES	PA
SIX PENN CENTER L.P.	DE
UHA LP2 LLC	DE
UNION HILLS ASSOCIATES	AZ
UNION HILLS ASSOCIATES II	AZ
XEL 201 N. CHARLES LLC	DE
XEL 201 N. CHARLES FEE OWNER LLC	DE
XEL-EP 70 REIT LLC	DE
XEL-EP 70 EAST REIT LLC	DE
XEL-EP 70 TRS LLC	DE
XEL-EP 70 EAST TRS LLC	DE
XEL FLORENCE GP LLC	DE
XEL FLORENCE L.P.	DE

Exhibit A

Form of Officers’ Certificate

OFFICER CERTIFICATE OF COMPANY

The undersigned, the duly qualified and elected President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Treasurer, respectively, of Lexington Realty Trust (the “Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 5(e) of the Underwriting Agreement dated August 16, 2021 (the “Agreement”), by and among J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I therein (the “Underwriters”) and the Company, that to the knowledge of the undersigned:

(i)       The representations and warranties of the Company in Section 1(a) of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii)       The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Underwriters);

(iii)        No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission; and

(iv)        None of the Registration Statement, as of the date it first became effective, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the date hereof, or the Disclosure Package, as of the Applicable Time, or the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings ascribed to them in the Agreement.

This certificate is to assist the Underwriters and its counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offer and sale of the Securities. Each of Paul Hastings LLP, counsel to the Company, and Goodwin Procter LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Agreement.

[Signature page follows]

Exhibit B

Form of CFO Certificate

CERTIFICATE OF CHIEF FINANCIAL OFFICER

Pursuant to Section 5(f) of the Underwriting Agreement, dated as of August 16, 2021 (the “Underwriting Agreement”), by and among Lexington Realty Trust, a Maryland real estate investment trust (the Company”), J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I therein (collectively, the “Underwriters”), the undersigned, Beth Boulerice, Chief Financial Officer, Executive Vice President, and Treasurer of the Company, hereby certifies, on behalf of the Company, that:

1.	As the Company’s Chief Financial Officer, (i) I am responsible for the Company’s accounting and financial matters, (ii) I am familiar with the Company’s financial statements and internal accounting records and (iii) I am familiar with and responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules l3a-l 5(f) and 15d-15(f)).

2.	I was actively involved in the preparation of the financial and other data identified on the copies of certain pages of the Company’s filings incorporated by reference in the Registration Statement and the Prospectus attached hereto as Exhibit A (the “Covered Data”);

3.	(i) I have made such review and inquiries of the Covered Data as I have deemed necessary to confirm the accuracy and completeness of such data; and (ii) in the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Data is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Data does not fairly and accurately state the information presented therein in all material respects.

Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings ascribed to such terms in the Underwriting Agreement.

This certificate is to assist the Underwriters and their counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offer and sale of the Securities. Each of Paul Hastings LLP, counsel to the Company, and Goodwin Procter LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement.

[Signature Page Follows]